SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                        ------------------

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


 Date of Report (date of earliest event reported): October 3, 1999
                                                  ----------------


                      CHESAPEAKE CORPORATION
                      ----------------------
        (Exact Name of Registrant as Specified in Charter)



      Virginia                1-3203              54-0166880
     --------                 ------              -----------
(State or Other            (Commission          (IRS Employer
Jurisdiction of            File Number)      Identification No.)
Incorporation)


             1021 East Cary Street, Richmond, VA 23219
             -----------------------------------------
        (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (804)697-1000
                                                    --------------







                 Exhibit Index appears on page 13.



Item 2:  Acquisition or Disposition of Assets.

     Effective as of October 3, 1999, Wisconsin Tissue Mills
Inc. ("WTM"), a wholly owned subsidiary of Chesapeake
Corporation ("Chesapeake" or the "Company"), completed the formation of a joint venture with Georgia-Pacific Corporation
("G-P") through which the two companies combined their commercial tissue businesses.

     WTM contributed substantially all of its assets and liabilities to the joint venture, known as Georgia-Pacific Tissue, LLC (the "JV"), and received a 5% equity interest in the JV and a tax-deferred cash distribution of approximately $755 million (the "Special Distribution"). G-P contributed certain of its commercial tissue assets and related liabilities to the JV in return for a 95% equity interest. The respective net values of WTM's and G-P's contributed businesses were based on a multiple of each business' 1998 earnings before interest, income taxes, depreciation and amortization ("EBITDA"), which valuation principle was negotiated on an arms' length basis. In connection with its receipt of the Special Distribution, WTM entered into an Indemnity Agreement pursuant to which it agreed to indemnify G-P, under certain circumstances, against certain payments G-P may make under a guaranty of JV debt that was incurred to finance the Special Distribution (the "JV Debt").

     At any time on or after the third anniversary of the October 4, 1999, closing date, WTM will have up to 3 "put" rights to sell to G-P, or cause the JV to redeem, all or any portion of WTM's equity interest in the JV. At any time after the tenth anniversary of the closing date, G-P will have the right to "call" all, but not less than all, of WTM's equity interest in the JV. The purchase and sale price of WTM's equity interest for both the put and call will be based on the JV's EBITDA for the immediately preceding 4 fiscal quarters and the same multiple used to value WTM's and GP's initial contributions to the JV.

     Certain events, including exercise of the put or call, reduction of the principal amount of the JV Debt or the JV's sale of the assets contributed to it by WTM, may trigger recognition of all or a portion of WTM's deferred tax liability related to the transaction. Under certain circumstances (primarily related to a sale by the JV of WTM contributed assets outside of the ordinary course of business prior to the tenth anniversary of the closing date, or a failure by the JV to maintain the principal amount of the JV Debt and any refinancings thereof outstanding for 30 years after the closing date, or G-P's exercise of the call or other buy out of WTM's equity interest in the JV), the JV will distribute to WTM an amount equal to the amount of WTM's federal and state income tax liability that is triggered, excluding the first $22 million triggered solely by sales of contributed assets. In certain other circumstances (primarily related to a determination that the transaction was not eligible for tax deferral or in the event of an involuntary dissolution of the JV), G-P will pay to WTM an amount equal to one-half of the net income tax benefit to G-P resulting therefrom.

     G-P will control and manage the JV, subject to obtaining WTM's consent in connection with certain actions. Chesapeake and WTM, on the one hand, and G-P, on the other hand, made customary representations, warranties and covenants to the JV in connection with their contributions of assets and liabilities, and agreed to indemnify the JV (subject to certain deductibles and caps on the amount of such indemnification, and limitations on the periods during which claims may be asserted) in connection with a breach of such representations, warranties and covenants. The JV has agreed to indemnify Chesapeake, G-P and their respective affiliates against, among other things, the liabilities assumed by the JV in connection with the transaction.

     The WTM assets contributed to the JV include production facilities located in Bellemont and Flagstaff, Arizona; Alsip, Illinois; Greenwich, New York; Menasha and Neenah, Wisconsin; and Toluca, Mexico. The JV has assumed all of WTM's liabilities that relate primarily to its contributed business, including any liabilities associated with certain alleged violations of antitrust laws (as more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 Form 10-K")), but specifically excluding most tax liabilities related to the contributed assets for periods prior to formation of the JV and certain liabilities that have been retained by WTM associated with the discharge of PCBs and other hazardous materials in the Fox River and Green Bay System (as more fully described in the 1998 Form 10-K).

     The foregoing description is qualified in its entirety by reference to the Joint Venture Agreement, Operating Agreement and Indemnity Agreement filed as exhibits hereto, which agreements are incorporated herein by reference.







Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

         a)   Financial Statements of Business Acquired.

                   Not applicable

         b)   Pro Forma Financial Information.

               Unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1999, and the year ended December 31, 1998, are set forth below under the heading Pro Forma Financial Information.

        c)   Exhibits.


              Number      Exhibit
              ------      -------

              2.1       Joint Venture Agreement among Georgia-
                         Pacific Corporation, Chesapeake
                         Corporation, Wisconsin Tissue Mills Inc.
                         and Georgia-Pacific Tissue Company, LLC, dated as of October 4, 1999.

              2.2       Operating Agreement of Georgia-Pacific
                         Tissue, LLC, dated as of October 4, 1999, among Wisconsin Tissue Mills Inc. and
                         Georgia-Pacific Corporation.

              2.3       Indemnity Agreement, dated as of October
                         4, 1999, between Wisconsin Tissue Mills
                         Inc. and Georgia-Pacific Corporation.

              The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, copies of any schedules and exhibits to the foregoing exhibits that are not filed herewith in accordance with Item 601(b)(2) of Regulation S-K.

                  PRO FORMA FINANCIAL INFORMATION

     Set forth below is certain pro forma condensed consolidated financial information with respect to WTM's contribution of substantially all of its assets and liabilities to the JV and its receipt of a 5% equity interest in the JV and the Special Distribution of approximately $755 million. The pro forma condensed consolidated financial information also reflects: (1) the acquisition, as of March 18, 1999, of substantially all of the outstanding capital shares of Field Group plc ("Field Group"), a European specialty packaging company headquartered in the United Kingdom, for approximately $373 million, as reported in the Company's Current Report on Form 8-K dated April 2, 1999, and its Current Report on Form 8-K/A filed May 28, 1999; and (2) the disposition of approximately 278,000 acres of the Company's timberlands (the "Timberlands"), which was completed September 10, 1999, and its Building Products business, which was completed July 30, 1999, for combined cash proceeds of approximately $185 million.

     The unaudited Pro Forma Condensed Consolidated Balance Sheet presents the consolidated financial position of Chesapeake assuming that the contribution of WTM's business to the JV and the sales of the Timberlands and the Building Products business had occurred on June 30, 1999. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1999, and for the year ended December 31, 1998, present the consolidated results of operations of Chesapeake assuming that the contribution of WTM's business to the JV, the acquisition of Field Group and the sale of the Timberlands and the Building Products business had all occurred as of January 1, 1998, with the net proceeds of the dispositions being used to repay a portion of the Company's long-term debt and reduce related interest expense.

     The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company's historical consolidated financial statements as contained in the 1998 Form 10-K and the unaudited consolidated interim financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1999. The historical financial statements of Field Group for its fiscal year ended April 4, 1999, are contained in the Company's Current Report on Form 8-K/A filed on May 28, 1999. Certain pro forma condensed consolidated financial information with respect to the Field Group acquisition is contained in the Company's Current Report on Form 8-K/A filed on May 28, 1999, and Chesapeake's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999. Additionally, in accordance with SEC rules, the Company has not included a pro forma adjustment to reflect the use of excess cash balances of approximately $487 million. As previously announced, the Company intends to use a portion of the Special Distribution and the net proceeds from the sale of Timberlands and the Building Products business to invest in strategic business acquisitions that would be expected to generate a return which is greater than Chesapeake's weighted-average cost of capital, which is currently estimated to be 10%.

     The unaudited Pro Forma Condensed Consolidated Balance Sheet and unaudited Pro Forma Condensed Consolidated Statements of Operations are presented for illustrative purposes only and are not intended to be indicative of actual results that may have been achieved had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           JUNE 30, 1999
                           (In millions)
                            (unaudited)

                           Historical
                           -----------
                            Chesapeake Divesti- Pro Forma
                           Corporation tures(1) Adjustments Pro Forma
                           ----------- -------  ----------- ---------

ASSETS:
Cash and cash equivalents   $   18.2   $   --    $486.8 (3)  $ 505.0
Accounts receivable            202.9     53.6                  149.3
Inventory                      151.9     57.1                   94.8
Other current assets            18.2      3.0      (0.3)(4)     14.9
                            --------   ------    ------     --------
  Total current assets         391.2    113.7     486.5        764.0

Property, plant and equipment  751.0    374.2                  376.8
Goodwill and intangible assets 263.9     23.6                  240.3
Other assets                    95.9      9.0       1.0 (4)     92.9
                                                    5.0 (4)
                            --------   ------    ------    ---------
  Total assets              $1,502.0   $520.5    $492.5     $1,474.0
                            ========   ======    ======     ========
LIABILITIES AND STOCKHOLDERS'
   EQUITY:
Accounts payable and
  accrued expenses          $  218.0   $ 34.0    $ 22.3 (4) $  206.3
Current portion of long-term
  debt                           5.2      0.2                    5.0
                            --------   ------    ------     --------
   Total current liabilities   223.2     34.2      22.3        211.3

Long-term debt                 696.8      0.1    (402.1)(3)    294.6
Other long-term liabilities     46.1     13.7       1.4 (4)     33.8
Deferred taxes                 100.8              132.9 (4)    233.7
                            --------   ------    ------     --------
   Total liabilities         1,066.9     48.0    (245.5)       773.4

Stockholders' equity           435.1    472.5     738.0 (4)    700.6
                            --------   ------    ------     --------
   Total liabilities and
     stockholders' equity   $1,502.0   $520.5    $492.5     $1,474.0
                            ========   ======    ======     ========




     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE SIX MONTHS ENDED JUNE 30, 1999
              (In millions, except per share amounts)
                            (unaudited)

                                                Pro
                        Historical             Forma
                        ----------            -------
                        Chesapeake  Divesti-  Field    Pro Forma
                       Corporation  tures(1)  Group(2) Adjustments Pro Forma
                       -----------  --------  -------- ----------- ---------

Net sales                  $566.6    $227.2     $79.4     $ --       $418.8
Costs and expenses:
  Cost of products sold     408.8     150.7      66.9                 325.0
  Depreciation, amortization
    and cost of timber
    harvested                42.4      18.6       7.8                  31.6
  Selling, general and
    administrative expenses  77.5      24.7       7.7                  60.5
                           ------    ------    ------     ------     ------
    Income (loss)
      from operations        37.9      33.2      (3.0)                  1.7

Other income, net             5.4       1.9       1.3        1.4(5)     6.2
Interest expense, net       (17.4)               (5.9)      12.7(3)   (10.6)
                           ------    ------    ------     ------     ------
    Income (loss) before
      income taxes           25.9      35.1      (7.6)      14.1       (2.7)

Income taxes                  9.0      12.8      (2.7)       5.6(6)    (0.9)
                           ------    ------    ------     ------     ------

    Net income (loss)      $ 16.9    $ 22.3     ($4.9)      $8.5     $ (1.8)
                           ======    ======    ======     ======     ======

Basic earnings (loss) per
   share                   $ 0.79                                    $(0.08)
                           ======                                    ======
Diluted earnings (loss)
   per share               $ 0.78                                    $(0.07)
                           ======                                    ======
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 1998
              (In millions, except per share amounts)
                            (unaudited)

                                                Pro
                        Historical             Forma
                       ------------           -------
                        Chesapeake   Divesti-  Field    Pro Forma
                        Corporation  tures(1)  Group(2) Adjustments Pro Forma
                       ------------  -------- --------- ----------- ---------

Net sales                  $950.4     $470.9    $410.5     $  --      $890.0
Costs and expenses:
  Cost of products sold     679.8      309.2     316.1                 686.7
  Depreciation, amortization
    and cost of timber
    harvested                62.3       38.9      29.8                  53.2
  Selling, general and
    administrative expenses 132.9       48.3      35.7                 120.3
  Restructuring/special
    charges                  11.8        5.0                             6.8
                           ------     ------    ------    ------      ------
    Income from operations   63.6       69.5      28.9                  23.0

Other income, net            11.1        4.2       0.2       2.6(5)      9.7
Interest expense, net       (18.9)               (25.6)     25.1(3)    (19.4)
                           ------     ------    ------    ------      ------
    Income before income
      taxes and cumulative
      effect of accounting
      change                 55.8       73.7       3.5      27.7        13.3

Income taxes                 21.8       28.3       0.4      10.7(6)      4.6
                           ------     ------    ------    ------      ------

    Income before cumulative
      Effect of accounting
      Change               $ 34.0     $ 45.4     $ 3.1     $17.0      $ 8.7
                           ======     ======    ======    ======     ======


Earnings per share:

Basic earnings per share
 Before cumulative effect
 of accounting change     $ 1.60                                    $  .41
                          ======                                    ======
Diluted earnings per share
 before cumulative effect
  of accounting change    $ 1.57                                    $  .41
                          ======                                    ======

  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. This elimination reflects the historical net asset balances and related results of operations of WTM's business, Timberlands and the Building Products business.

2. Pro forma financial information with respect to the acquisition of Field Group is derived from the Company's Current Report on Form 8-K/A filed May 28, 1999, and the Company's
  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

3. This adjustment reflects the cash received from divestitures of approximately $755.2 million for WTM's business and $185.3 million for the Timberlands and the Building Products business, offset in part by the payment of $51.6 million of income taxes and the following assumption for application of cash proceeds to debt reduction (in millions):

                                June 30, 1999    December 31,1998
                              ---------------    ----------------
                               Debt   Interest    Debt   Interest
                              Amount   Expense   Amount   Expense
                             -------   -------  -------   -------
  Credit lines              $372.6     $10.7   $338.4      $20.3
  9.875% notes, due 2003      11.2       0.6     11.2        1.1
  10.375% notes, due 2000     18.3       0.9     18.3        1.9
                           -------   -------  -------    -------
                            $402.1      12.2   $367.9       23.3
  Eliminate interest       =======             ======
   income reduction assumed
   in Field Group pro forma              0.5                 1.8
                                     -------             -------
                                       $12.7               $25.1
                                     =======             =======


4. The components of the net gain on the contribution of WTM's assets to the JV and the sale of the Timberlands and the Building Product business are as follows (in millions):

                                                Timberlands
                                                       and
                                                   Building
                                         WTM       Products
                                      --------     --------
  Net cash proceeds                     $755.2       $185.3
  Net assets divested                   (399.1)      (73.4)
  Deferred tax impact                   (144.0)        10.8
  Taxes payable                                      (51.6)
  Accrued disposition costs              (14.7)       (7.6)
  Curtailment gain on pensions             5.0
  Post-retirement benefits                (1.4)
  Equity investment in JV                  1.0
                                       -------     --------
                                        $202.0       $ 63.5
                                       =======     ========

5. This adjustment reflects estimated equity in earnings of unconsolidated subsidiaries for WTM's retained 5% interest in the JV.

6. The effective income tax rates are estimated at 34.9% for the year ended December 31, 1998, and 34.1% for the six months ended June 30, 1999. The effective rate is lower than Chesapeake's historical rate for the year ended December 31, 1998, due to the lower effective tax rates in the countries in which Field Group does business.


     In accordance with SEC rules, the Company has not included a pro forma adjustment to reflect interest earned on excess cash balances, as uses of proceeds cannot be assumed. If the excess cash of $486.8 million, after repayment of debt, generated by the Special distribution, the sales of the Timberlands and the Building Products business were invested at the Company's average investment rate of 5%, pro forma income before cumulative effect of accounting change would have increased $16.0 million, or $.74 per diluted share, on an annual basis. As previously announced, the Company intends to invest a portion of the Special Distribution and the net proceeds from the sale of Timberlands and the Building Products business in strategic business acquisitions that would be expected to generate a return which is greater than Chesapeake's weighted-average cost of capital, which is currently estimated to be 10%.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CHESAPEAKE CORPORATION
                                             (Registrant)




Date:    October 15, 1999               BY:  /s/ William T. Tolley
                                             William T. Tolley
                                         Senior Vice President -
                                         Finance & Chief
                                         Financial Officer

                           EXHIBIT INDEX

     2.1   Joint Venture Agreement among Georgia-Pacific
           Corporation, Chesapeake Corporation, Wisconsin Tissue
           Mills Inc. and Georgia-Pacific Tissue, LLC, dated as of October 4, 1999.

     2.2 Operating Agreement of Georgia-Pacific Tissue, LLC, dated as of October 4, 1999, among Wisconsin Tissue
           Mills Inc. and Georgia-Pacific Corporation.

     2.3 Indemnity Agreement, dated as of October 4, 1999, between Wisconsin Tissue Mills Inc. and Georgia-Pacific Corporation.